UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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RedEnvelope, Inc.
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149 New Montgomery Street
San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 25, 2006

TO THE STOCKHOLDERS OF REDENVELOPE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of RedEnvelope, Inc., a Delaware corporation (the “Company” or “RedEnvelope”), will be held on August 25, 2006, at 9:00 a.m., local time, at RedEnvelope’s principal executive offices, located at 149 New Montgomery Street, San Francisco, California 94105. The Annual Meeting will be held for the following purposes:

1. To elect nine (9) directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until the earlier of his or her resignation or removal.

2. To ratify the appointment of Deloitte & Touche LLP as RedEnvelope’s independent registered public accounting firm for the fiscal year ending April 1, 2007.

3. To transact such other matters of business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The enclosed Proxy Statement is being issued in connection with the solicitation of a proxy on the enclosed form by the Board of Directors of RedEnvelope for use at the Annual Meeting. You are entitled to notice of, and to vote at, the Annual Meeting, or any adjournments or postponements thereof, if you were a stockholder of record at the close of business on July 21, 2006.

All stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the meeting, we request that you submit a proxy to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. You may submit a proxy by mail, as well as in most cases by telephone or Internet, by following the procedures outlined in the Proxy Statement under “Voting Procedure.” You may still vote in person if you attend the meeting, even if you have returned your proxy, provided that you affirmatively indicate your intention to vote your shares in person and follow the procedures outlined in the Proxy Statement under “Voting Procedure.” Please note, however, that if a brokerage firm, bank or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from the record holder a valid proxy card issued in your name.

BY ORDER OF THE BOARD OF DIRECTORS

Polly E. Boe
Chief Financial Officer and Secretary

San Francisco, California
July 31, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held August 25, 2006
2006 PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
NOMINEES FOR DIRECTOR
PROPOSAL ONE: ELECTION OF DIRECTORS
BOARD INDEPENDENCE
CODE OF ETHICS
DIRECTOR NOMINATION
BOARD MEETINGS AND BOARD COMMITTEES
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPANY PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES
PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION

REDENVELOPE, INC.
149 New Montgomery Street
San Francisco, California 94105
(415) 371-9100

2006 PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or “Board”) of RedEnvelope, Inc. (the “Company,” “RedEnvelope,” “us” or “we”) for use at the Annual Meeting of Stockholders to be held on August 25, 2006 at 9:00 a.m., local time, or at any adjournment or postponement thereof (the “Annual Meeting of Stockholders” or “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at RedEnvelope’s principal executive offices, located at 149 New Montgomery Street, San Francisco, California 94105.

These proxy solicitation materials and our Annual Report to Stockholders for the fiscal year ended April 2, 2006, including financial statements, are being mailed on or about July 31, 2006 to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Record Date and Quorum

Only stockholders of record of RedEnvelope at the close of business on July 21, 2006 (the “record date”) are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 9,554,261 shares of our common stock, $0.01 par value per share, were issued and outstanding. On the record date, we had 78 stockholders of record and approximately 1,850 beneficial owners of our common stock. RedEnvelope common stock is listed for trading on the Nasdaq Global Market under the symbol REDE. The presence in person or by proxy of the holders of a majority of the outstanding shares of RedEnvelope common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Stockholders entitled to vote who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Voting Procedure

Each holder of record of RedEnvelope common stock at the close of business on the record date is entitled to one vote for each share held of record by such stockholder at the close of business on the record date on all matters to be voted on at the Annual Meeting. Stockholders of record may vote their shares in person at the Annual Meeting by submitting a properly completed proxy card or by following the instructions regarding Internet or telephone voting contained in the included proxy card. Stockholders who hold shares beneficially in street name may instead receive a voting instruction form that they can use to instruct their brokerage firm, bank or other nominee how to vote their shares.

Each stockholder who holds shares of record, or beneficially in street name, may still vote in person if he or she has returned his or her proxy, provided that such stockholder affirmatively indicates his or her intention to vote the shares in person and follows the procedures outlined in this section titled “Voting Procedure.” Please note, however, that if a brokerage firm, bank or other nominee is the record holder of the stockholder’s shares and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a valid proxy card issued in his or her name.

By Internet — Stockholders of record of RedEnvelope common stock with Internet access may submit proxies by following the “Internet Voting” instructions on their proxy cards. RedEnvelope stockholders who hold shares beneficially in street name may be permitted to vote by accessing the web site, if any, specified on the voting instruction form provided by their brokerage firm, bank or other nominee. Please check the voting instruction form for Internet voting availability.

By Telephone — Stockholders of record of RedEnvelope common stock who live in the United States or Canada may submit proxies by following the “Telephone Voting” instructions on their proxy cards. RedEnvelope stockholders who hold shares beneficially in street name and live in the United States or Canada may be permitted to vote by phone by calling the number, if any, specified on the voting instruction form provided by their brokerage firm, bank or other nominee. Please check the voting instruction form for telephone voting availability.

By Mail — Stockholders of record of RedEnvelope common stock may submit proxies by completing, signing and dating the proxy card included with this Proxy Statement and mailing it in the accompanying pre-addressed envelope. RedEnvelope stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction form provided by their brokerage firm, bank or other nominee and mailing it in the accompanying pre-addressed envelope.

For further instructions on how to vote, please refer to the accompanying proxy card or, if applicable, the voting instruction form provided by your brokerage firm, bank or other nominee. All properly completed and submitted proxies that have not been revoked will be voted in accordance with the instructions contained therein.

If you submit a proxy that does not specify a vote, an abstention or an instruction to withhold authority, the shares represented by that proxy will be voted FOR the nine (9) nominees to the Board of Directors listed on the enclosed proxy card and in this Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche LLP as RedEnvelope’s independent registered public accounting firm for the fiscal year ending April 1, 2007. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card or voting instruction form, as well as proxies or instructions submitted over the Internet or by telephone, gives discretionary authority to the persons named as proxies to vote the shares represented by the proxies or instructions in their discretion.

If you are a RedEnvelope stockholder of record as of the record date and plan to vote in person at the Annual Meeting, you will need to bring a valid picture identification such as a driver’s license or passport.

If you are the beneficial owner of shares held in street name as of the record date and wish to vote in person at the Annual Meeting, tell your brokerage firm, bank or other nominee that you are planning to attend the Annual Meeting and would like a proxy signed by the record holder of your shares. You will need to bring the signed proxy with you to the meeting and valid picture identification such as a driver’s license or passport in addition to documentation indicating share ownership. If you do not receive the signed proxy in time, bring with you to the meeting your most recent brokerage account statement showing that you owned RedEnvelope stock as of the record date. We can use that to verify your ownership of common stock and admit you to the Annual Meeting; however, you will not be able to vote your beneficial shares at the meeting without a proxy signed by the record holder of your shares. Please note that if you are the beneficial owner of shares held in street name and you request a proxy signed by the record holder of your shares, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

Vote Required

Directors are elected by a plurality of votes cast, such that the nine (9) nominees receiving the highest number of affirmative votes cast will be elected to the Board. Stockholders are not entitled to cumulate votes for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

The ratification of the appointment of Deloitte & Touche LLP as RedEnvelope’s independent registered public accounting firm requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote for such proposal at the Annual Meeting.

Abstentions and “broker non-votes” are counted for purposes of determining whether a quorum is present. Abstentions will have no effect on the election of directors since they have not been cast in favor of or against any nominee, but abstentions will have the effect of a vote against the ratification of the appointment of

Deloitte & Touche LLP. “Broker non-votes” are not included in the tabulation of voting results and will have no effect on the outcome of the election of directors or the ratification of the appointment of Deloitte & Touche LLP. A “broker non-vote” occurs when a broker or other nominee does not have discretionary voting power with respect to a particular proposal and has not received instructions from the beneficial owner of the shares. Generally, brokers have discretion to vote shares on what are deemed to be routine matters, which, in most cases, include the election of directors and the ratification of auditors. Unless a stockholder whose shares are held of record by a broker instructs otherwise, the broker will generally have the authority to vote those shares on the election of the nine (9) nominees to the Board and the ratification of the appointment of Deloitte & Touche LLP.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting.

Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of RedEnvelope at our principal offices as set forth above a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person (in accordance with the procedure set forth under “Voting Procedure” above). Any proxy given by a beneficial owner of shares held in street name may be revoked by the beneficial owner of such shares by contacting the brokerage firm, bank or other nominee holding the shares or by obtaining a legal proxy from such brokerage firm, bank or other nominee and voting in person at the Annual Meeting (in accordance with the procedure set forth under “Voting Procedure” above). Attendance at the Annual Meeting will not revoke a previously submitted proxy unless the stockholder actually votes in person at the meeting; provided, however, that a beneficial owner of shares held in street name who has obtained a signed proxy from the record holder (brokerage firm, bank or other nominee) must vote in person at the Annual Meeting or his or her vote will not be counted.

Proxy Solicitation

RedEnvelope is making this proxy solicitation by and on behalf of the Board of Directors. The entire expense of preparing, assembling, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by RedEnvelope. If you choose to access the proxy materials and/or vote over the Internet, you will be responsible for Internet access charges you may incur. If you choose to vote by telephone, you will be responsible for telephone charges you may incur. Georgeson Shareholder Communications, Inc. will distribute proxy materials by mail to record owners and will request brokerage firms, banks and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date. The Company will pay Georgeson Shareholder Communications, Inc. an amount of approximately $10,000 for its proxy solicitation services and will reimburse it for payments made to brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses in forwarding proxy materials. In addition, proxies may be solicited personally, by telephone, electronic mail or by facsimile transmission by officers, directors, and regular employees of RedEnvelope, none of whom will receive additional compensation for assisting with the solicitation. Your cooperation in promptly voting your shares by submitting a proxy pursuant to one of the methods described in this proxy statement and the enclosed proxy card or, if applicable, voting instruction form will help to avoid additional expense.

NOMINEES FOR DIRECTOR

The current term of each member of the Board of Directors expires on the date of the Annual Meeting. The following table and related biographies set forth information regarding our nominees for director, each of whom is currently serving as a director of RedEnvelope:

Name	Age	Position(s)

Ken Constable	56	Chief Executive Officer, President and Director
Michael E. Dunn(2)	42	Director
Karen Edwards(1)(2)	43	Director
Scott Galloway	41	Director
Joseph C. Gandolfo(3)	64	Director
Greggory Hammann(3)	43	Director
Brett Hendrickson(2)	30	Director
Daniel R. Lyle(2)(3)	61	Director
John Pound(1)	51	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating and Corporate Governance Committee

Ken Constable was named President and Chief Executive Officer of RedEnvelope in February 2006 and has served as a member of our Board of Directors since that time. Prior to joining RedEnvelope, Mr. Constable served as Senior Vice President and General Manager of Provide Commerce, Inc., from September 2003 to August 2005. From February 1999 to August 2003, Mr. Constable was with Dell, Inc. where he served as Vice President and General Manager of several international divisions in Asia and Canada. From July 1994 to January 1999, Mr. Constable held a variety of senior positions at Nabisco, Inc., including President and Chief Executive Officer of Nabisco Canada, Ltd. Prior to that, Mr. Constable was at PepsiCo from September 1978 through July 1994 where his senior management roles included Regional Vice President for Kentucky Fried Chicken Latin America, President of Frito-Lay Puerto Rico, Vice President and Chief Marketing Officer of Frito-Lay International, Regional General Manager of PepsiCo in South Latin America, and Director of Marketing of PepsiCo Japan. Mr. Constable started his career as a brand manager with Procter & Gamble in Canada. Mr. Constable holds an MBA and a BSc in electrical engineering from the University of Alberta.

Michael E. Dunn has served as a member of our Board of Directors since August 2000. Mr. Dunn served as the President of Prophet Brand Strategy, Inc., a brand consulting firm, since June 1998 and has served as President and Chief Executive Officer of Prophet Brand Strategy, Inc. since January 2000. From March 1994 to May 1998, Mr. Dunn served as the Chief Executive Officer of Context Integration, a systems integrator. Mr. Dunn received a BA in Economics from Haverford College and an MBA/ MA in Business and Asian Studies from the University of California at Berkeley.

Karen Edwards has served as a member of our Board of Directors since October 2003. Ms. Edwards has been serving as Chief Marketing and Strategy Officer of PodTech Network Inc. since March 2006. From January 1996 to October 2001, Ms. Edwards served as Vice President, Worldwide Marketing with Yahoo! Inc. Ms. Edwards received a BA in Communications from Stanford University and an MBA from Harvard University.

Scott Galloway has served as a member of the Board of Directors since June 2006. In addition, Mr. Galloway founded RedEnvelope in 1997 and served as a member of our Board of Directors from September 1997 to August 2000 and again from June 2002 to August 2004, serving as the Chairman of the Board of Directors from September 1997 to February 2000. Mr. Galloway is a Clinical Associate Professor at the New York University Stern School of Business where he teaches brand strategy to second year MBA students. In 1992, Mr. Galloway founded Prophet Brand Strategy, Inc. a brand consulting firm that employs over 100 professionals in the United States, Europe and Asia, and Mr. Galloway served as the Chief Executive Officer of Prophet Brand Strategy, Inc. from 1992 to 2000. From 2000 to 2002, Mr. Galloway served as the Chief Executive Officer and Chairman of the Board at

Brand Farm, an e-commerce incubator. Mr. Galloway was elected to the World Economic Forum’s “Global Leaders of Tomorrow” which recognizes 100 individuals under the age of forty “whose accomplishments have had impact on a global level.” Mr. Galloway received an MBA from the Haas School of Business at the University of California at Berkeley and a BA in Economics from the University of California at Los Angeles.

Joseph C. Gandolfo has served as a member of our Board of Directors since April 2005. Mr. Gandolfo served as the President of Worldwide Operations for Mattel, Inc. from 1990 to 2000, where he was responsible for the operations of 18 facilities in nine countries. Prior to his employment with Mattel, Inc., Mr. Gandolfo spent 24 years at General Electric in its Major Appliance Group and Consumer Electronics Division, where he held a number of positions, including general manager of North American manufacturing for the Consumer Electronics Division from 1988-1990. Mr. Gandolfo received a B.S. in Electrical Engineering from University of Massachusetts, Lowell.

Greggory Hammann has served as a member of our Board of Directors since August 2005. Mr. Hammann has served on the Board of Directors and as President and Chief Executive Officer of Nautilus, Inc. since July 2003 and was appointed Chairman of the Board of Nautilus, Inc. in March 2004. From 2002 to 2003, Mr. Hammann served as the CCO Americas and President of Latin America and Canada with Levi Strauss and Company, and from 2001 to 2002, Mr. Hammann served as the Senior Vice President and CCO United States at Levi Strauss and Company. From 1997 to 2000, Mr. Hammann served as the Vice President, Fountain CMG, at the Coca-Cola Company and from 1996 to 1997, Mr. Hammann served as the Director, Strategic Issues at the Coca-Cola Company. Prior to joining the Coca-Cola Company, Mr. Hammann held various positions in sales, marketing and general management with companies including McLeodUSA, Rayovac, Famous Footwear, and Procter and Gamble. Mr. Hammann received a B.B.A. from the University of Iowa and a M.B.A. from the University of Wisconsin.

Brett Hendrickson has served as a member of our Board of Directors since August 2005. Mr. Hendrickson has served as Managing Director of Bonanza Capital, a hedge fund, since November 2002. Prior to joining Bonanza Capital, from July 1999 to November 2002, Mr. Hendrickson was Director of Research at B. Riley & Co., a brokerage firm and served as an Equity Research Analyst with B. Riley & Co. from May 1998 to July 1999. Mr. Hendrickson has a B.A. in Business Administration from Pepperdine University.

Daniel R. Lyle has served as a member of our Board of Directors since July 2003 and as Chairman of our Board of Directors since August 2005. Mr. Lyle served as a partner at PricewaterhouseCoopers LLP from 1982 to June 2003. Mr. Lyle currently serves on the boards of the Gymboree Corporation and Captaris, Inc. Mr. Lyle received a BA in Economics from California State University, Northridge and an MBA from the University of California at Los Angeles.

John Pound has served as a member of our Board of Directors since August 2005. Since July 1999, Mr. Pound has served as President and director of Integrity Brands, Inc., a firm that originates and oversees investments in specialty retail and branded consumer products companies. Since September 2000, Mr. Pound has served as a director of Gymboree Corporation, a specialty retailer. From February 1998 to February 1999, Mr. Pound managed The Integrity Brands Fund L.P., served as Chairman and Chief Executive Officer to CML Group, Inc., a public holding company, and served as Chairman of CML Group, Inc.’s wholly-owned specialty retail subsidiaries, Nordic Track and Smith & Hawken. From 1995 to 1997, Mr. Pound was a limited partner in The Trinity Fund I, L.P., an investment partnership, and an advisor to Thomas M. Taylor & Co., its general partner. From 1987 to 1997, Mr. Pound taught corporate finance and corporate governance at Harvard University. Mr. Pound holds an A.B. from Harvard and MA, M.Phil., and Ph.D. degrees in Economics from Yale University.

Charles Heilbronn, a current member of our Board of Directors, is not standing for reelection. Mr. Heilbronn has served as a member of our Board of Directors since October 2002. Since December 2004, Mr. Heilbronn has held the position of Executive Vice-President at Chanel Limited, a luxury goods company marketing women’s clothing, leather goods, fragrances and cosmetics, fine jewelry and watches. From 1987 to December 2004, Mr. Heilbronn held the position of Vice President and General Counsel at Chanel Limited. Mr. Heilbronn received a Master in Law from Universite de Paris V, Law School and an LLM from New York University Law School.

There are no family relationships among any of RedEnvelope’s directors, director nominees or executive officers.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Currently, the number of directors authorized in accordance with our bylaws and subsequent board resolution is ten (10). Pursuant to the bylaws of the Company, the Board of Directors has adopted a further resolution to reduce the number of authorized directors to nine (9), effective immediately prior to the opening of the polls for the election of directors at the Annual Meeting.

Nine (9) directors are to be elected at the Annual Meeting. Each director elected at the Annual Meeting will hold office until the next annual meeting of stockholders and his or her successor has been duly elected and qualified or until the earlier of his or her resignation or removal.

The Nominating and Corporate Governance Committee of RedEnvelope’s Board of Directors has recommended for nomination to the Board, and the Board nominates for election to the Board, the following incumbent directors of RedEnvelope: Ken Constable, Michael E. Dunn, Karen Edwards, Scott Galloway, Joseph C. Gandolfo, Greggory Hammann, Brett Hendrickson, Daniel R. Lyle, and John Pound. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these nine (9) nominees. The nominees have consented to serve as directors of RedEnvelope if elected, and management has no reason to believe the nominees will be unable to serve as directors. In the event that any nominee of RedEnvelope becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. The proxies being solicited by the Board will be voted for no more than nine (9) nominees at the Annual Meeting.

The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

REDENVELOPE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF KEN CONSTABLE, MICHAEL E. DUNN, KAREN EDWARDS, SCOTT GALLOWAY, JOSEPH C. GANDOLFO, GREGGORY HAMMANN, BRETT HENDRICKSON, DANIEL R. LYLE, and JOHN POUND AS DIRECTORS.

BOARD INDEPENDENCE

As required under the listing standards of the Nasdaq Global Market, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definitions of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each current director, or any of his or her family members, and RedEnvelope, its senior management and its independent registered public accounting firm, the Board of Directors affirmatively has determined that each of our current non-employee directors are independent within the meaning of the applicable Nasdaq listing standards.

CODE OF ETHICS

Our Board of Directors has adopted a Code of Ethics that is applicable to all of RedEnvelope’s employees, officers and directors. The Code of Ethics contains standards that promote honest and ethical conduct by such individuals. A copy of the RedEnvelope Code of Ethics is available on our website at www.redenvelope.com.

DIRECTOR NOMINATION

Criteria for Board Membership.  In selecting candidates for appointment, election or re-election to the Board, the Nominating and Corporate Governance Committee of the Board of Directors considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Global Market, that members of RedEnvelope’s audit committee satisfy applicable Nasdaq Global Market and Securities and Exchange Commission rules regarding independence, meet the financial literacy and sophistication requirements under the rules of the Nasdaq Global Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of RedEnvelope’s business environment, and willingness to devote adequate time to Board duties and work for the best interests of the Company and its stockholders.

Stockholder Nominees.  The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director for RedEnvelope’s 2007 Annual Meeting of Stockholders. Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o the Secretary of RedEnvelope and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of RedEnvelope’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and must be submitted in the time frame described in the Bylaws of RedEnvelope and under the caption, “Deadline for Receipt of Stockholder Proposals for 2007 Annual Meeting” below. The Nominating and Corporate Governance Committee has not adopted a formal policy for evaluating stockholder nominees.

Process for Identifying and Evaluating Nominees.  The Nominating and Corporate Governance Committee reviews, following the end of RedEnvelope’s fiscal year, the composition of RedEnvelope’s Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating and Corporate Governance Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating and Corporate Governance Committee thinks it in the best interests of RedEnvelope to nominate a new individual for director in connection with an annual meeting of stockholders, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating and Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of RedEnvelope and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating and Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating and Corporate Governance Committee. Candidates meriting serious consideration will meet with other members of the Board. Based on this input, the Nominating and Corporate Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Board Nominees for the 2006 Annual Meeting.  As stated above, the Nominating and Corporate Governance Committee has determined it is in the best interests of RedEnvelope to nominate each of Ken Constable, Michael E. Dunn, Karen Edwards, Scott Galloway, Joseph C. Gandolfo, Greggory Hammann, Brett Hendrickson, Daniel R. Lyle, and John Pound for election to the Board. Of these directors, Mr. Dunn, Ms. Edwards, Mr. Gandolfo, Mr. Hammann, Mr. Hendrickson, Mr. Lyle, and Mr. Pound were elected by the stockholders of RedEnvelope at the 2005 annual meeting of stockholders. Mr. Constable was appointed to the Board to fill a vacancy created by the resignation of Alison May upon the appointment of Mr. Constable as President and Chief Executive Officer of the Company in February 2006. Mr. Galloway, who was appointed in June 2006 to fill a vacancy created when the size of the Board was expanded to ten (10) members, was recommended by the Nominating and Corporate Governance Committee and appointed by the then current Board. During fiscal year 2007, the Nominating and Corporate Governance Committee will further review the number of directors on RedEnvelope’s board and make a recommendation to the board on reducing the size of the board of directors in an effort to arrive at a board size that the Nominating and Corporate Governance Committee believes is more appropriate.

BOARD MEETINGS AND BOARD COMMITTEES

During fiscal 2006, the Board of Directors held five regularly scheduled meetings and five telephonic meetings. During fiscal 2006, the Audit Committee met six times in person and twice by telephonic meeting, the Nominating and Corporate Governance Committee met twice by telephonic meeting, and the Compensation Committee met three times in person, once by telephonic meeting and took action by unanimous written consent one time. Each director attended at least 75% of the meetings of each of the Board and Board committees on which he or she served. RedEnvelope encourages all directors to attend RedEnvelope’s annual stockholder meetings. Directors Edwards, Gandolfo, Hammann, Hendrickson, Lyle and Pound, along with Ms. May who was then serving on the Board, attended our 2005 annual stockholder meeting.

Our Board of Directors has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table provides current membership information for each of these committees:

Nominating and
Name	Audit	Compensation	Corporate Governance

Michael E. Dunn	Member
Karen Edwards	Member	Chairman
Joseph C. Gandolfo			Member
Greggory Hammann			Member
Charles Heilbronn		Member	Chairman
Brett Hendrickson	Member
Daniel R. Lyle	Chairman		Member
John Pound		Member

Below is a description of each standing committee of the Board of Directors. Each of these committees has the authority to engage independent counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of these committees meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to RedEnvelope.

Audit Committee

The Audit Committee of the Board of Directors oversees RedEnvelope’s corporate accounting and financial reporting process and the audits of its financial statements. The responsibilities of the audit committee include appointing and approving the compensation of the independent registered public accounting firm to conduct the annual audit of our financial statements, reviewing the scope and results of the audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to RedEnvelope by its independent registered public accounting firm.

The Audit Committee currently consists of four directors: Mr. Lyle, as Chairman, Mr. Dunn, Ms. Edwards and Mr. Hendrickson. The Board has determined that all members of the audit committee are independent directors under the rules of the Nasdaq Global Market and the Securities and Exchange Commission and each of them is able to read and understand fundamental financial statements. The Board has determined that Daniel R. Lyle qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee has adopted a written Audit Committee Charter, a copy of which was attached as Appendix B to the definitive proxy materials filed by the Company on August 2, 2004 in connection with our 2004 annual stockholder meeting and is available on the Company’s website, www.redenvelope.com. The report of our Audit Committee is included on page 21 of this proxy statement.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for administering the Company’s benefit plans, reviewing and administering all compensation arrangements for executive officers, and establishing and reviewing general policies relating to the compensation and benefits of our officers and employees. The

Compensation Committee currently consists of three directors: Ms. Edwards as Chairman, Mr. Heilbronn and Mr. Pound. The Board has determined that the members of the Compensation Committee are “independent” as defined by the rules of the Nasdaq Global Market. The Compensation Committee has adopted a written Compensation Committee Charter. The report of our Compensation Committee is included on page 19 of this proxy statement. As Mr. Heilbronn is not standing for reelection, he will no longer serve on the Compensation Committee following the Annual Meeting. Scott Galloway will be appointed to the Compensation Committee as a replacement for Mr. Heilbronn effective upon the conclusion of the Annual Meeting.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for recommending to the Board of Directors nominees for possible election to the Board of Directors, evaluating the Board’s performance, developing and recommending to the Board corporate governance guidelines and providing oversight with respect to corporate governance and ethical conduct. Additionally, the Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding issues of management succession and, at least annually, reviewing the performance of the Company’s Chief Executive Officer. The Nominating and Corporate Governance Committee currently consists of four directors: Mr. Gandolfo, Mr. Hammann, Mr. Heilbronn as Chairman and Mr. Lyle. The Board has determined that the members of the Nominating and Corporate Governance Committee are “independent” as defined by the rules of the Nasdaq Global Market. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website, www.redenvelope.com. As Mr. Heilbronn is not standing for reelection, he will no longer serve on the Nominating and Corporate Governance Committee following the Annual Meeting. Greggory Hammann also will no longer serve on the Nominating and Corporate Governance Committee following the Annual Meeting. Scott Galloway and John Pound will be appointed to the Nominating and Corporate Governance Committee as replacements for Mr. Heilbronn and Mr. Hammann effective upon the conclusion of the Annual Meeting.

DIRECTOR COMPENSATION

Each non-employee director receives an annual retainer fee of $10,000 per member, an additional $1,000 per member for every board meeting attended, an additional $500 per committee member for every committee meeting attended, and annual fees of $2,500 for the chairman of the audit committee and $1,500 for the chairman of the compensation committee. RedEnvelope reimburses its non-employee directors for their out-of-pocket expenses incurred in connection with attending board and committee meetings.

RedEnvelope has also granted, and expects to continue to grant, directors options to purchase shares of RedEnvelope’s common stock. Employee directors are eligible to participate in our 1999 Stock Plan and are eligible to participate in our 2003 Employee Stock Purchase Plan. Non-employee directors are eligible to participate in our 1999 Stock Plan and our 2003 Directors’ Stock Option Plan.

Under the 2003 Directors’ Stock Option Plan, each non-employee director who first becomes a non-employee director receives an automatic initial grant of an option to purchase 40,000 shares of our common stock upon appointment or election. Initial grants to non-employee directors will vest and become exercisable as to 25% of the shares subject to the option on each of the first four anniversaries of the date of grant. The 2003 Directors’ Stock Option Plan also provides for annual grants, on the date of each annual meeting of our stockholders, to each non-employee director who has served on our Board of Directors for at least six months and who will continue to serve on our Board of Directors thereafter. The annual grant to non-employee directors (other than a non-employee Chairman of the Board) will be an option to purchase 10,000 shares of common stock and the annual grant to any non-employee Chairman of the Board will be an option to purchase 20,000 shares. All annual option grants will vest and become exercisable as to 100% of shares subject to the option one day prior to the first anniversary of the date of grant. The exercise price of all stock options granted under the 2003 Directors’ Stock Option Plan shall be equal to the fair market value of a share of our common stock on the date of grant of the option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists, or in the past fiscal year has existed, between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables set forth certain information known to RedEnvelope with respect to beneficial ownership of our common stock as of the close of business on June 30, 2006 (or earlier date for information based on filings with the Securities and Exchange Commission) by:

(i) each person, including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act, known by RedEnvelope to be the beneficial owner of more than 5% of our common stock,

(ii) each of our directors and director-nominees,

(iii) our Chief Executive Officer and the five other most highly compensated executive officers and former executive officers (collectively, the “Named Executive Officers”), and

(iv) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Except as otherwise indicated, each person or entity has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The number of shares outstanding used in calculating the percentages for a person in the table below includes the shares underlying options held by such person that are exercisable within 60 days of June 30, 2006. Percentage of beneficial ownership is based on 9,485,815 shares outstanding as of June 30, 2006.

	Number of	Percentage of Total
	Outstanding Shares	Shares Beneficially
Name and Address of Beneficial Owner(1)	Beneficially Owned	Owned

5% Stockholders:
Sequoia Capital(2)	1,021,736	10.8%
3000 Sand Hill Road, Suite 4-180
Menlo Park, CA 94025
Moussenvelope, L.L.C.(3)	820,517	8.6%
9 West 57th Street Suite 4605
New York, NY 10019
Galloway Group(4)	1,879,660	19.8%
42 W. 15th Street, #2
New York, NY 10011
Firebrand Partners, LLC(5)	1,164,912	12.3%
42 W. 15th Street, #2
New York, NY 10011
LeGrange Capital(6)	859,462	9.1%
1270 Sixth Avenue, Suite 2200
New York, NY 10020
Wellington Management Co.(7)	1,078,340	11.4%
75 State Street
Boston, MA 02109

	Number of	Percentage of Total
	Outstanding Shares	Shares Beneficially
Name and Address of Beneficial Owner(1)	Beneficially Owned	Owned

Executive Officers and Directors:
Ken Constable(8)	182,272	1.9%
Polly E. Boe(9)	40,000	*
Gary Korotzer(10)	17,290	*
Christopher E. Nordquist(11)	47,185	*
Alison L. May(12)	296,138	3.1%
Kristine N. Dang(13)	48,228	*
Michael E. Dunn(14)	54,794	*
Karen Edwards(15)	40,000	*
Joseph C. Gandolfo(16)	10,000	*
Scott Galloway(17)	1,540,290	16.2%
Greggory Hammann(18)	10,000	*
Charles Heilbronn(19)	840,517	8.9%
Brett Hendrickson(20)	145,500	1.5%
Daniel R. Lyle(21)	52,500	*
John Pound(22)	10,000	*
All current directors and executive officers as a Group (14 persons)(23)	3,021,598	31.8%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o RedEnvelope, Inc., 149 New Montgomery Street, San Francisco, California 94105.

(2)	This information is derived from this stockholder’s Schedule 13G filed February 5, 2004 as amended on February 11, 2005 and February 1, 2006, and Form 4 filed on April 13, 2005. Includes 385,037 shares directly held by Sequoia Capital IX (“SC IX”), 59,264 shares directly held by Sequoia Capital Entrepreneurs Fund (“SCEF”), and 71,067 shares directly held by Sequoia Capital IX Principals Fund (“SC IX PF”). SC IX Management, LLC (“SC IX LLC”) is the General Partner of SC IX and SCEF, and the Managing Member of SC IX PF. Includes 452,825 shares directly held by Sequoia Capital Franchise Fund, L.P. (“SCFF”) and 53,543 shares directly held by Sequoia Capital Franchise Partners, L.P. (“SCFP”). SCFF Management, LLC (“SCFF LLC”) is the General Partner of SCFF and SCFP.

(3)	This information is derived from this stockholder’s Schedule 13G filed February 13, 2004 as amended on January 28, 2005 and Form 4 filed with the SEC on August 13, 2004. The shares of common stock are held directly by Moussenvelope, L.L.C., (“Moussenvelope”). Moussescapade, L.P., a Cayman Islands limited partnership (“Moussescapade”), is the sole member of Moussenvelope. Moussescribe, a Cayman Islands company (“Moussescribe”), is the General Partner of Moussescapade. Mr. Charles Heilbronn is sole owner and president of Moussescribe. Mr. Heilbronn is also a member of the Board. Mr. Heilbronn and the other filers disclaim any beneficial ownership of the shares of Common Stock held by Moussenvelope except to the extent of their pecuniary interest.

(4)	This information is derived from the Schedule 13D filed by Scott Galloway, R. Ian Chaplin, Michael L. Meyer, Firebrand Partners LLC, Glenn J. Krevlin, Glenhill Advisors, LLC, Glenhill Capital Management LLC, Glenhill Capital LP, Glenhill Capital Overseas GP, Ltd and Glenhill Capital Overseas Master Fund, LP (the “Galloway Group”) with the SEC on June 30, 2004 as amended through May 12, 2006, Form 4 filed with the SEC on December 27, 2005, and information provided by Scott Galloway to the Company. Includes 231,878 shares owned by Scott Galloway, 408,701 shares owned by R. Ian Chaplin, 74,169 shares owned by Michael L. Meyer and 1,164,912 shares owned by Firebrand Partners LLC. Mr. Galloway is the managing member of Firebrand Partners LLC.

(5)	This information is derived from the Schedule 13D filed by the Galloway Group with the SEC on June 30, 2004 as amended through May 12, 2006 and Form 4 filed with the SEC on December 27, 2005. Mr. Galloway is the managing member of Firebrand Partners LLC.

(6)	This information is provided by LaGrange Capital and reflects this stockholder’s holding as of June 14, 2006. Includes 852,462 shares held directly by LaGrange Capital Partners, LP. LaGrange Capital Management, LLC is the general partner of LaGrange Capital Partners, LP and Frank LaGrange Johnson is the sole member of LaGrange Capital Management, LLC. Includes 6,000 shares owned by Mr. Johnson that are currently being held in an individual retirement account and a personal account and 1,000 shares of common stock owned by Susan Ely Johnson, wife of Frank LaGrange Johnson, that are currently being held in an individual retirement account. Mr. Johnson disclaims any beneficial ownership of the shares of common stock owned by his wife.

(7)	This information is derived from this stockholder’s Schedule 13G filed November 10, 2004 as amended on February 14, 2005 and February 14, 2006. The shares held by Wellington Management are owned of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class.

(8)	Includes 182,272 shares of restricted common stock, 32,272 shares of which will be vested within 60 days of June 30, 2006.

(9)	Includes 5,000 shares and 35,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 35,000 shares will be vested at that time.

(10)	Includes 17,290 shares issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 17,290 shares will be vested at that time.

(11)	Includes 47,185 shares issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 47,185 shares will be vested at that time.

(12)	Includes 13,000 shares and 283,138 shares issuable upon exercise of options exercisable as of March 30, 2006 (Ms. May’s separation date), of which 283,138 shares are vested at that time.

(13)	Includes 48,228 shares issuable upon exercise of options exercisable as of January 23, 2006 (Ms. Dang’s separation date), of which 48,228 shares are vested at that time.

(14)	Includes 13,514 shares and 41,280 shares issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 41,226 will be vested at that time.

(15)	Includes 40,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 40,000 will be vested at that time.

(16)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 10,000 will be vested at that time.

(17)	This information is derived from the Schedule 13D filed by the Galloway Group with the SEC on June 30, 2004 as amended through May 12, 2006 and Form 4 filed with the SEC on December 27, 2005. Includes 231,878 shares owned by Scott Galloway, 1,164,912 shares owned by Firebrand Partners LLC and 143,500 shares owned by Anchorage Capital Holdings III, LLC. Mr. Galloway is the managing member of Firebrand Partners LLC and member of Anchorage Capital Holdings III, LLC.

(18)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 10,000 will be vested at that time.

(19)	This information is derived from this stockholder’s Schedule 13G filed December 31, 2003 as amended on December 31, 2004 and Form 4 filed with the SEC on August 31, 2004. Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 20,000 will be vested at that time. Includes 820,517 shares held directly by Moussenvelope, L.L.C., (“Moussenvelope”). Moussescapade, L.P., a Cayman Islands limited partnership (“Moussescapade”), is the sole member of Moussenvelope. Moussescribe, a Cayman Islands company (“Moussescribe”), is the General Partner of Moussescapade. Mr. Charles Heilbronn is sole owner and president of Moussescribe and a member of its board of directors. Mr. Heilbronn and the other filers disclaim any beneficial ownership of the shares of Common Stock held by Moussenvelope except to the extent of their pecuniary interest therein.

(20)	This information is derived from this stockholder’s Form 3 and Form 4 filed with the SEC on August 30, 2005. Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 10,000 will be vested at that time. Includes 135,500 shares held by Bonanza Master Fund, Ltd. Bonanza Capital, Ltd., of which Mr. Hendrickson is a managing director, is the general partner of Bonanza Master Fund, Ltd. Mr. Hendrickson disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(21)	Includes 2,500 shares and 50,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 50,000 will be vested at that time.

(22)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 10,000 will be vested at that time.

(23)	Please see footnotes (8)-(11) and (14)-(22). Also includes 31,250 shares held by Frank Buettner issuable upon exercise of options exercisable within 60 days of June 30, 2006, of which 31,250 shares will be vested at that time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file periodic reports of their ownership, and changes in that ownership in accordance with the terms thereof. Executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us and written representations from certain reporting persons, we believe that, with respect to fiscal year 2006, all filing requirements applicable to our officers, directors and greater than 10% stockholders were met, except for a filing made by Ken Constable who filed a Form 4/A to amend the Form 4, timely filed by Mr. Constable on March 2, 2006, to report the Company’s repurchase of 17,728 shares of common stock held by Mr. Constable in order to satisfy taxes due upon vesting of a portion of Mr. Constable’s restricted stock grant.

COMPANY PERFORMANCE GRAPH

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the 1934 Act and shall not be incorporated by reference into any such filings.

The following line graph compares, for the period commencing on the date that our common stock has been registered under Section 12 of the Exchange Act through the last trading day of our fiscal 2006, the annual percentage change in the cumulative total stockholder return for our common stock with the Nasdaq Stock Market (U.S.) Index and a SEC-defined peer group of companies identified as SIC Code 5940 whose primary business is retail-miscellaneous shopping goods stores (the “Peer Group”). The graph assumes that $100 in cash was invested in our common stock, the Nasdaq Stock Market (U.S.) Index, and our peer group, on September 25, 2003, (the date our common stock began to trade publicly). The cumulative return information in the graph is provided through March 31, 2006, the last trading day of our fiscal 2006. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. Historical stock price performance should not be considered indicative of future stock price performance.

COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
AMONG REDENVELOPE, INC., THE NASDAQ STOCK MARKET (U.S.)
INDEX AND THE NASDAQ RETAIL TRADE INDEX

*	$100 invested on September 25, 2003 in stock or index-including reinvestment of dividends. RedEnvelope has never paid dividends on our common stock and do not have present plans to do so.

	9/25/03	12/31/03	3/26/04	12/31/04	4/1/05	12/31/05	3/31/06
RedEnvelope, Inc.	100.00	114.78	62.89	84.19	50.86	71.89	69.42
Nasdaq Global Market (U.S.) Index	100.00	109.46	107.13	119.01	108.09	121.07	128.42
Peer Group — Nasdaq Retail Index	100.00	110.31	108.84	151.83	124.70	137.79	137.75

EXECUTIVE COMPENSATION

The following table shows the compensation earned during fiscal years 2006, 2005, and 2004 by (i) our President and Chief Executive Officer and (ii) the Named Executive Officers. Bonus compensation is reported in the fiscal year in which the compensation was earned.

Summary Compensation Table

Long-Term

				Long-Term Compensation Awards
		Annual Compensation		Restricted	Securities	All Other
		Salary	Bonus	Stock Awards	Underlying Options	Compensation
Name and Principal Position	Year	($)	($)	($)	(#)	($)

Ken Constable(1)	2006	$34,615	$0	$1,860,000	None	$184,030
President and	2005	n/a	n/a	n/a	n/a	n/a
Chief Executive Officer	2004	n/a	n/a	n/a	n/a	n/a
Polly E. Boe(2)	2006	$266,096	$0	None	60,000	$67,275
Chief Financial Officer	2005	n/a	n/a	n/a	n/a	n/a
and Corporate Secretary	2004	n/a	n/a	n/a	n/a	n/a
Gary Korotzer(3)	2006	$234,000	$0	None	20,000	$31,049
Chief Marketing Officer	2005	$51,923	$35,000	None	30,000	$48
	2004	n/a	n/a	n/a	n/a	n/a
Christopher E. Nordquist(4)	2006	$268,635	$0	None	15,000	$5,511
General Counsel and	2005	$260,066	$0	None	30,000	$2,351
Assistant Secretary	2004	n/a	n/a	n/a	40,000	n/a
Alison L. May(5)	2006	$285,000	$0	None	20,000	$6,923
Former President and	2005	$296,475	$0	None	20,000	$7,193
Chief Executive Officer	2004	$285,000	$0	None	None	$6,131
Kristine N. Dang(6)	2006	$260,421	$0	None	10,000	$141,714
Former General	2005	$231,932	$0	None	57,000	$4,827
Merchandising Manager	2004	$189,231	$0	None	21,404	$3,957

(1)	“All Other Compensation” with respect to Mr. Constable represents $183,851 paid for relocation benefits and $179 for life insurance premiums paid by RedEnvelope for the benefit of the insured.

(2)	“All Other Compensation” with respect to Ms. Boe represents $66,726 paid for relocation benefits and $549 for life insurance premiums paid by RedEnvelope for the benefit of the insured.

(3)	“All Other Compensation” with respect to Mr. Korotzer represents $29,781 paid for relocation benefits, $221 for life insurance premiums paid by RedEnvelope for the benefit of the insured and $1,047 for Company contributions to 401(k) plans of RedEnvelope.

(4)	“All Other Compensation” with respect to Mr. Nordquist represents $255 for life insurance premiums paid by RedEnvelope for the benefit of the insured and $5,256 for Company contributions to 401 (k) plans of RedEnvelope.

(5)	“All Other Compensation” with respect to Ms. May represents $1,213 for life insurance premiums paid by RedEnvelope for the benefit of the insured and $5,710 for Company contributions to 401(k) plans of RedEnvelope.

(6)	“All Other Compensation” with respect to Ms. Dang represents $137,500 for severance related payments, $215 for life insurance premiums paid by RedEnvelope for the benefit of the insured, and $3,999 for Company contributions to 401 (k) plans of RedEnvelope.

(7)	Represents a grant of 200,000 shares of restricted stock on March 1, 2006 (the “Restricted Stock Award”) and is based on a per share value of $9.30, which was the closing sales price per share of the Company’s Common Stock on the grant date of the Restricted Stock Award. As of April 2, 2006, the Company had repurchased 17,728 shares of the Restricted Stock Award to satisfy taxes due upon vesting and the remaining 182,272 shares of the Restricted Stock Award had an aggregate value of $1,840,947 based on a closing sales price per share of $10.10 as of such date. The Restricted Stock Award vested as to 50,000 shares on March 1, 2006 (of which 17,728 shares were repurchased), and 1/36 of the remaining 150,000 shares will vest upon the 13 month anniversary of Mr. Constable’s hire date (which hire date was February 21, 2006) and upon each monthly anniversary of the hire date thereafter for so long as Mr. Constable is employed by the Company. The Company will not pay dividends on the Restricted Stock Award.

Option Grants in Fiscal Year 2006

The following table sets forth certain information with respect to stock option grants during the fiscal year ended April 2, 2006 to the Named Executive Officers.

						Potential Realizable
			Individual Grants			Value at Assumed Annual Rate of
	Number of		Percent of Total			Stock Price
	Securities		Options Granted			Appreciation
	Underlying		to Employees in	Exercise		for Option
	Option		Fiscal Year	Price	Expiration	Term ($)(2)
Name	Granted (#)		(%)(1)	($/Share)	Date	5%	10%

Ken Constable	—		—	—	—	—	—
Polly E. Boe	23,613	(3)	5.0	9.56	4/18/2015	141,967	359,772
	36,387	(3)	7.7	9.56	4/18/2015	218,767	554,399
Gary Korotzer	12,641	(4)	2.7	10.58	7/8/2015	84,109	213,150
	7,359	(4)	1.6	10.58	7/8/2015	48,965	124,086
Christopher E. Nordquist	9,062	(4)	1.9	10.58	7/8/2015	60,296	152,802
	5,938	(4)	1.3	10.58	7/8/2015	39,510	100,125
Alison L. May	19,963	(4)	4.2	14.00	9/30/06	(57,713)	(47,153)
	37	(4)	—	14.00	9/30/06	(107)	(87)
Kristine N. Dang	6,041	(4)	1.3	10.58	4/23/06	3,196	6,391
	3,959	(4)	0.8	10.58	4/23/06	2,094	4,189

(1)	Based on an aggregate of 474,443 options granted to employees of RedEnvelope under our 1999 Stock Option Plan during fiscal year ended April 2, 2006.

(2)	In accordance with the rules of the SEC, the potential realizable value over the term of the option (the period from the grant date to the expiration date) is based on SEC-mandated assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent our estimates of our future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

(3)	The option vests as to 25% of the shares on the vesting commencement date and as to 1/36 of the balance of the shares monthly over the three-year period thereafter.

(4)	The option vests as to 1/48 of the shares monthly.

Aggregate Option Exercises in Fiscal Year 2006 and Year-End Option Values

The following table sets forth information regarding option exercises by the Named Executive Officers in the fiscal year ended April 2, 2006, and unexercised stock options held by the Named Executive Officers as of April 2, 2006.

					Value of Unexercised
			Number of Securities		In-the-Money Options
	Shares	Value	Underlying Unexercised		at April 2, 2006(2)
	Acquired on	Realized	Options at April 2, 2006(1)		Exercisable	Unexercisable
Name	Exercise (#)	($)	Exercisable (#)	Unexercisable (#)	($)	($)

Ken Constable	—	—	—	—	—	—
Polly E. Boe	—	—	28,747	31,253	15,523	16,877
Gary Korotzer	—	—	12,082	37,918	—	—
Christopher E. Nordquist	—	—	39,164	45,836	28,373	39,727
Alison L. May	25,000	201,268	282,817	28,334	2,294,100	—
Kristine N. Dang	38,474	142,683	9,891	—	369	—

(1)	All options granted prior to our initial public offering are early exercisable, and when and if exercised, will be subject to a repurchase right held by RedEnvelope, which right lapses in accordance with the vesting schedules for the option grants.

(2)	Value is based on the $10.10 per share closing price of our common stock on the Nasdaq Global Market on Friday, March 31, 2006, the last trading day of fiscal year 2006, less the exercise price. The last day of our fiscal year was Sunday, April 2, 2006.

Indemnification Agreements

RedEnvelope has entered into indemnification agreements with its officers and directors containing provisions that may require RedEnvelope, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct and other than as limited by Delaware law) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Employment Agreements and Change-of-Control Arrangements

Ken Constable’s employment agreement provides for an annual base salary of $375,000 and eligibility for an annual bonus of up to the amount of his annual base salary if he meets performance criteria to be established by the Board and Mr. Constable. The employment agreement also provides that in the event that Mr. Constable is terminated by RedEnvelope other than for cause, in the event Mr. Constable terminates his employment for good reason, or in the event Mr. Constable terminates his employment without good reason within six months following a change of control of RedEnvelope, Mr. Constable will receive severance payments equal to his annual base salary, 12 months of continued health benefit coverage, and acceleration of vesting as to 25% of the then-unvested portion of his restricted stock award and 100% of the then-unvested portion of any prior stock option grants to him, provided that Mr. Constable signs a general release of any and all claims against RedEnvelope. Alternatively, in the event that Mr. Constable’s employment is terminated by the Company other than for cause without his consent or by Mr. Constable for good reason within six months following a change of control of the Company, Mr. Constable will receive the same severance payments and under the same terms as stated above except that 50% of the then-unvested portion of his restricted stock award shall vest. In addition, Mr. Constable’s employment agreement also provides him with a relocation allowance in a net amount of $100,000 (after deduction of applicable income tax amounts).

Polly E. Boe’s employment agreement provides that in the event Ms. Boe’s employment is terminated by RedEnvelope other than for cause, Ms. Boe will receive severance payments equal to six months of her then current base salary and six months of continued health coverage, provided that Ms. Boe signs a general release of any and all claims against RedEnvelope.

Gary Korotzer’s employment agreement provides that in the event Mr. Korotzer’s employment is terminated by RedEnvelope other than for cause, Mr. Korotzer will receive severance payments of $112,500 and six months of continued health coverage, provided that Mr. Korotzer signs a general release of any and all claims against RedEnvelope.

Christopher Nordquist’s employment agreement provides that in the event Mr. Nordquist’s employment is terminated by RedEnvelope other than for cause, Mr. Nordquist will receive severance payments of $124,995 and six months of continued health coverage, provided that Mr. Nordquist signs a general release of any and all claims against RedEnvelope.

The Board of Directors approved amendments to the employment agreements of Polly Boe, Gary Korotzer and Chris Nordquist that provide each of them with an annual base salary of $285,000 and payments of 12 months of salary and a portion of their annual bonus, if any, in the event their employment is terminated without cause or they terminate their employment for good reason following a change in control of the Company or 6 months of salary and a portion of their annual bonus, if any, in the event of a voluntary resignation following a change in control of the Company.

The Board of Directors also approved, and the Company has paid, additional compensation to Polly Boe and Christopher Nordquist for assuming additional management responsibilities associated with the recent leadership transitions. For the period beginning January 15, 2006 until March 12, 2006, Ms. Boe was paid additional cash compensation at a rate of $12,500 per month, and for the period beginning January 15, 2006 through the present time, Mr. Nordquist is being paid additional cash compensation at a rate of $5,000 per month. Mr. Nordquist will continue to receive this additional monthly amount until such time as the Compensation Committee determines that Mr. Nordquist is no longer assuming such additional management responsibilities.

Frank Buettner’s employment agreement provides for an annual salary of $285,000 and eligibility for an annual bonus in an amount between 50% and 100% of his annual base salary upon achievement of performance criteria to be established by the Board. The employment agreement also provides that Mr. Buettner will receive the following severance benefits in the event his employment is terminated without cause or Mr. Buettner resigns for good reason and provided that he signs the Company’s standard general release of any claims against the Company: payments equal to twelve months of his base salary and twelve months of continued health coverage, and acceleration of vesting as to 100% of the then-unvested options under his current option grant if such termination is within twelve months following a change of control of the Company. The Board of Directors also approved an amendment to the employment agreement of Frank Buettner that will provide him with 6 months of salary and a portion of his annual bonus, if any, in the event of a voluntary resignation following a change in control of the Company. In addition, Mr. Buettner’s employment agreement also provides for a signing bonus of $50,000, reimbursement in the amount of $15,485 for temporary housing in San Francisco, and a monthly stipend in the amount of $10,942 from July 2006 through December 2006 to cover the expenses of commuting between his current home and San Francisco.

Alison L. May resigned from her positions as the President and Chief Executive Officer and as a director of the Company, effective on February 21, 2006 upon the appointment of her successor, Ken Constable. In connection with her resignation, the Company and Ms. May entered into a Separation Agreement and General Release dated March 30, 2006, which provides that the Company will pay Ms. May severance payments totaling $285,000 and will pay twelve months of her and her dependents’ health insurance coverage in exchange for a general release of any claims against the Company. In addition, the agreement provides that Ms. May will provide certain consulting services to the Company through June 30, 2006 for which the Company paid Ms. May a weekly retainer of $1,200 and at the rate of $150 an hour for each hour of service provided in excess of 8 hours per week. All unvested stock options held by Ms. May continued to vest until the completion of such consulting relationship.

Kristine Dang resigned from her position as the Executive Vice President, Merchandising, of the Company. In connection with her resignation, the Company and Ms. Dang entered into a Separation Agreement and General Release, dated January 23, 2006, under which the Company paid Ms. Dang severance in the amount of $137,500 and for six months of her health care coverage in exchange for a general release of all claims against the Company.

Options granted to our employees, including to executive officers, subsequent to our initial public offering (“post-IPO options”) provide that 25% of the then-unvested shares subject to such options will become vested in the event that the individual holding the option is terminated without cause or constructively terminated within twelve months following the consummation of a “change of control,” which definition includes (i) the sale of all or substantially all of the Company’s assets, (ii) a change in the majority ownership of voting capital stock of the Company in connection with any merger, consolidation or other business combination transaction of the Company, (iii) the direct or indirect acquisition of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, or (iv) the replacement of a majority of the Board of Directors.

Equity Compensation Plan Information

The following table provides information as of April 2, 2006 with respect to the shares of the Company’s Common Stock that may be issued under all of the Company’s existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the 1999 Stock Plan, the 2003 Employee Stock Purchase Plan and the 2003 Directors’ Stock Option Plan. The Company has not entered in to any equity compensation plans which were not approved by stockholders.

	(a)		(b)	(c)
				Number of Securities
				Remaining Available
	Number of Securities		Weighted Average	for Future Issuance
	to be Issued Upon		Exercise Price of	Under Equity
	Exercise of		Outstanding	Compensation Plans
	Outstanding Options,		Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights		and Rights	Reflected in Column (a))

Equity compensation plans approved by stockholders	1,385,458	(1)	8.65(2)	989,539	(3)
Equity compensation plans not approved by stockholders	125,000	(4)(5)	9.56	0

Total	1,510,458	(5)	8.73	989,539

(1)	Includes options to purchase shares outstanding as of April 2, 2006 under our 1999 Stock Plan and 2003 Directors Stock Option Plan. Does not include options to purchase shares outstanding under our 2003 Employee Stock Purchase Plan.

(2)	Does not reflect the purchase price of shares to be purchased pursuant to our 2003 Employee Stock Purchase Plan.

(3)	Includes 322,133 shares of common stock remaining available for future issuance under our 1999 Stock Plan as of April 2, 2006, 457,791 shares of common stock remaining available for future issuance under our 2003 Employee Stock Purchase Plan as of April 2, 2006 and 209,615 shares of common stock remaining available for future issuance under our 2003 Directors’ Stock Option Plan.

(4)	Includes an inducement stock option granted on March 3, 2006 to Frank Buettner, our Chief Operating Officer, which was outstanding as of April 2, 2006. The stock option will vest as to 25% of the shares subject to the option six months after the commencement of Mr. Buettner’s employment with RedEnvelope (which commencement date is February 27, 2006), with the balance of the shares subject to the option to vest in 42 equal monthly installments thereafter on each subsequent monthly anniversary of the commencement date for so long as Mr. Buettner is employed by RedEnvelope (or its parent, subsidiary or affiliate).

(5)	Does not include an inducement grant of 200,000 shares of restricted stock issued to Ken Constable, our Chief Executive Officer, at a purchase price of $0.01 per share on March 1, 2006.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of our Board of Directors shall not be deemed

“filed” with the Commission or “soliciting material” under the 1934 Act, and shall not be incorporated by reference into any such filings.

During fiscal 2006, executive compensation matters were approved by the Compensation Committee, which currently consists of Karen Edwards, Charles Heilbronn and John Pound, none of whom is an employee of the Company. The following is the report of the Compensation Committee of our Board of Directors with respect to compensation during fiscal 2006.

General Compensation Philosophy

The Compensation Committee operates under a written charter, which was amended and restated by our Board of Directors in July of 2003. The Compensation Committee is responsible for setting the Company’s policies regarding compensation and benefits and for the administration of its equity compensation plans. In particular, the Compensation Committee is responsible for determining the compensation of the Company’s executive officers. The primary objectives of the executive compensation policies of our Board of Directors include the following:

•	To attract, motivate, and retain a highly qualified executive management team;

•	To link a portion of executive compensation to the achievement of the Company’s strategic and financial objectives;

•	To create incentives designed to align the interests of management and stockholders.

RedEnvelope competes in an aggressive and dynamic industry and, as a result, our Board of Directors believes that finding, motivating and retaining quality employees, particularly senior managers, is an important factor to RedEnvelope’s future success.

For fiscal 2006, the Company’s executive compensation program included the following components: (i) base salary, (ii) long-term incentives in the form of options to purchase Common Stock, and (iii) the Fiscal 2006 Bonus Plan.

Base Salaries

Base salaries for the Company’s executive officers were initially set in employment agreements between the executives and the Company. The Compensation Committee evaluates these salaries at least annually based on a number of factors, including individual and corporate performance, the competitive environment, and the Company’s internal policies regarding salary increases. RedEnvelope seeks to provide base salaries to its executive officers at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated companies.

During fiscal 2006, the annualized base salaries of Alison May, the Company’s former President and Chief Executive Officer, and Ken Constable, the Company’s current President and Chief Executive Officer, were $285,000 and $375,000 respectively. Based on a review of public company proxy data and other relevant market data, the Compensation Committee currently believes that cash compensation paid to the Company’s executive officers, including the chief executive officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly situated companies.

Bonus Plans

No bonuses were paid under the Company’s Fiscal 2006 Bonus Plan as the Bonus Plan milestones were not met. On June 14, 2006, the Compensation Committee of the Board of Directors adopted the Company’s Fiscal 2007 Bonus Plan. The bonus plan provides for a bonus pool to be funded by a portion of the excess earnings of the Company’s fiscal 2007 results above a specified target subject to certain limitations and caps. The bonus plan provides that the bonus pool would be allocated among certain of the Company’s employees, including its executive officers, according to a system of target incentives, which are calculated as percentages of such employees’ base salaries and which increase with position levels. Bonus awards for the Company’s executive officers will be determined by the Compensation Committee according to these targets and individual performance.

Equity-Based Compensation

RedEnvelope provides long-term incentives through its 1999 Stock Plan. Stock options are periodically granted under the 1999 Stock Plan to provide additional incentive to executives and other employees. We believe that stock options are a particularly strong incentive, because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of the Company’s common stock on the date the option is granted. In addition, employees must remain employed with the Company for a fixed period of time in order for the options to vest fully. Options generally vest over a four-year period to encourage option holders to remain employed by the Company, although vesting can be accelerated under certain circumstances. See “Executive Compensation — Employment Agreements and Change-of-Control Arrangements.”

The Compensation Committee considers many factors when granting options to executives, including individual performance, the individual’s potential for future contribution to the Company’s success, the strategic nature of the executive’s position, the competitive environment, the number of options already held by the executive, and any other factors that our Board of Directors may deem relevant.

On March 1, 2006, the Company granted 200,000 shares of restricted stock to Mr. Constable, at a purchase price equal to the aggregate par value of such shares. The restricted stock was vested as to 25% of the shares on the date of issuance and will continue to vest following the first anniversary of his employment as to 1/36 of the balance of the shares each month thereafter.

On July 8, 2005, the Company awarded Ms. May an incentive stock option to purchase 20,000 shares of the Company’s stock. At Ms. May’s request, the Committee set the exercise price of this option at $14.00, the offering price of the Company’s stock in its initial public offering. (On July 8, 2005 the closing price of the Company’s stock on the Nasdaq Global Market was $10.58.) The vesting period of this option was four years.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, as amended, disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that such compensation exceeds $1.0 million per officer per fiscal year. Certain performance-based compensation is exempt from this limitation. The Committee intends to retain the flexibility necessary to provide total compensation in line with our competitors and the market, our compensation philosophy and the Company’s best interests. To the extent there is no adverse effect on our ability to provide compensation in line with our philosophy and practices, it is the Committee’s policy to minimize executive compensation expense that is non-deductible by RedEnvelope for tax purposes.

Respectfully submitted by:

THE COMPENSATION COMMITTEE
Karen Edwards, Chairman
Charles Heilbronn
John Pound

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Please see disclosures under the heading “Employment Agreements and Change-of-Control Arrangements” herein.

AUDIT COMMITTEE REPORT

The Audit Committee consists of four directors who qualify as independent under the applicable sections of the NASDAQ Global Market and Rule 10A-3 under the Exchange Act, and operates under a written charter adopted by the Board of Directors. The Audit Committee selects the Company’s independent registered public accounting firm.

Deloitte & Touche LLP was selected as the Company’s independent registered public accounting firm for the 2006 fiscal year.

Management has the responsibility for the financial statements, the accounting and financial reporting processes, including the establishment and maintenance of adequate internal control over financial reporting for the Company. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing their report thereon. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

Pursuant to this responsibility, the Audit Committee met with management and the independent registered public accounting firm throughout the year. The Audit Committee reviewed the audit plan and scope with the independent registered public accounting firm, and discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee also met with the independent registered public accounting firm, without management present, to discuss the results of their audit work and the quality of the Company’s financial reporting. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

Management has represented to the Audit Committee that the Company’s audited financial statements as of and for the year ended April 2, 2006, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. Based on the Audit Committee’s discussions with management and the independent registered public accounting firm and its review of the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 2, 2006 to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Daniel R. Lyle, Chairman
Michael E. Dunn
Karen Edwards
Brett Hendrickson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

The aggregate fees billed by Deloitte & Touche LLP for the indicated services performed during the fiscal years 2006 and 2005 were as follows:

	Fiscal 2006	Fiscal 2005

Audit Fees(1)	$334,550	$325,000
Audit-Related Fees(2)	$5,100	$0
Tax Fees(3)	$0	$18,000
All Other Fees(4)	$0	$0

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of RedEnvelope’s annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by RedEnvelope’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of RedEnvelope’s financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	There were no fees billed by Deloitte & Touche LLP for services other than as described under “Audit Fees” for the years ended April 2, 2006 or April 3, 2005.

The Audit Committee has considered, and believes that, the non-audit services provided by Deloitte & Touche LLP as described above are compatible with maintaining Deloitte & Touche LLP’s independence as RedEnvelope’s independent registered public accounting firm.

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services not prohibited by law to be performed by RedEnvelope’s independent registered public accounting firm and associated fees. The Audit Committee has the authority to delegate to one or more members of the committee the authority to grant such pre-approvals, provided that such decisions are presented to the full Audit Committee at regularly scheduled meetings.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as RedEnvelope’s independent registered public accounting firm for the fiscal year ending April 1, 2007, and the Board of Directors recommends that the stockholders vote in favor of the ratification of such appointment.

Deloitte & Touche LLP has served as our independent registered public accounting firm since 2001.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

The ratification of the appointment of Deloitte & Touche LLP as RedEnvelope’s independent registered public accounting firm requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting.

Although stockholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our stockholders ratify such appointment.

REDENVELOPE’S BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS REDENVELOPE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 1, 2007.

OTHER INFORMATION

Other Matters of Business

If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Annual Report

Copies of RedEnvelope’s 2006 Annual Report to Stockholders are being mailed to stockholders together with this Proxy Statement. Additional copies may be obtained from the Secretary of RedEnvelope by written request.

Deadline for Receipt of Stockholder Proposals for 2007 Annual Meeting

Stockholder proposals that are intended to be included in RedEnvelope’s proxy statement and presented at our 2007 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) must be submitted in accordance with Rule 14a-8 to the attention of our Secretary at 149 New Montgomery Street, San Francisco, California 94105 for receipt no later than April 2, 2007.

In addition, our bylaws establish an advance notice procedure for stockholder proposals (other than those submitted pursuant to Rule 14a-8), including nominations for the election of directors. In accordance therewith, stockholder proposals must be delivered to, or mailed and received by, the Secretary of RedEnvelope at 149 New Montgomery Street, San Francisco, California 94105 no earlier than April 27, 2007 nor later than May 29, 2007. However, the Bylaws also provide that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after the anniversary date of the prior year’s annual meeting, and less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, this advance notice must be received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information, and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on RedEnvelope’s books, and of such beneficial owner and (ii) the number of shares of RedEnvelope’s Common Stock which are owned, of record and beneficially, by such stockholder and such beneficial owner, if any. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

A copy of the full text of the provisions of the Company’s bylaws addressing stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Stockholder Communications with the Board of Directors

Stockholders or other interested parties may contact our Board of Directors as a group, any individual director, or any committee of the Board by sending written correspondence to the following address: Board of Directors, Attn: General Counsel, RedEnvelope, Inc., 149 New Montgomery Street, San Francisco, California 94105, or by sending an email to stockholdercommunications@redenvelope.com.

Stockholders should clearly specify in each communication the name of the individual or group of directors to whom the communication is addressed. Comments or questions regarding RedEnvelope’s accounting, internal controls on auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors or corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY SUBMITTING A PROPERLY COMPLETED PROXY CARD OR VOTING INSTRUCTION FORM OR BY FOLLOWING THE INSTRUCTIONS REGARDING INTERNET OR TELEPHONE VOTING CONTAINED IN THE ENCLOSED PROXY CARD OR, VOTING INSTRUCTION FORM.

By Order of the Board of Directors

Ken Constable
Chief Executive Officer,
President and Director

Dated: July 31, 2006

25.1

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-850-5356, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 9:00 am New York City Time, August 25, 2006.
	Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 9:00 am New York City Time, August 25, 2006.	Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

		FOR all nominees	WITHHOLD AUTHORITY to vote for all nominees
1.	TO ELECT NINE (9) MEMBERS TO THE BOARD OF DIRECTORS, EACH TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED OR UNTIL HIS OR HER EARLIER RESIGNATION OR REMOVAL.	☐	☐

The Corporation’s Board of Directors recommends a vote FOR each of the nominees listed herein.
Ken Constable, Michael E. Dunn, Karen Edwards, Scott Galloway, Joseph C. Gandolfo, Greggory Hammann, Brett Hendrickson, Daniel R. Lyle and John Pound
INSTRUCTION: To withhold authority to vote for any individual nominee (or nominees) identified above, check the “FOR” box and write that nominee’s name (or nominees’ names) in the line provided below:

The Corporation’s Board of Directors recommends a vote FOR proposal 2.

		FOR	AGAINST	ABSTAIN
2.	TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 1, 2007.	☐	☐	☐

and to transact such other matters of business as may properly come before the meeting or any adjournments or postponements thereof.

TO CHANGE THE ADDRESS ON YOUR ACCOUNT, PLEASE CHECK THE BOX AT RIGHT AND INDICATE YOUR NEW ADDRESS IN THE ADDRESS SPACE TO THE LEFT. PLEASE NOTE THAT CHANGES TO THE REGISTERED NAME(S) ON THE ACCOUNT MAY NOT BE SUBMITTED VIA THIS METHOD.				☐

PLEASE SIGN AND RETURN IMMEDIATELY

Note: Please mark, date and sign this proxy exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DATED:	,2006

Signature (Please sign exactly as your name appears to the left)

Additional Signature (if held jointly)

Title

YOUR VOTE IS IMPORTANT
Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

REDENVELOPE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
REDENVELOPE, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 25, 2006

P
R
O
X
Y
The undersigned stockholder(s) of RedEnvelope, Inc., a Delaware corporation (the “Corporation”), revoking all prior proxies, hereby appoints Ken Constable and Polly Boe, and each of them alone, as proxies, with full power of substitution, to vote all shares of Common Stock, $0.01 par value per share, of RedEnvelope, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation, to be held on August 25, 2006, at 9:00 a.m., local time, at RedEnvelope’s principal executive offices, located at 149 New Montgomery Street, San Francisco, California 94105, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement each dated July 31, 2006 (a copy of each of which the undersigned acknowledges having received), as set forth below, AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance of the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL 1; FOR PROPOSAL 2; AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS OF BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF (DISCRETIONARY AUTHORITY FOR WHICH IS GRANTED HEREBY).

SEE REVERSE SIDE